Exhibit 99.1

HEARTWARE COMPLETES ACQUISITION

OF WORLD HEART CORPORATION

Framingham, Mass. and Salt Lake City, Utah, August 2, 2012 – HeartWare International, Inc. (NASDAQ: HTWR, ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced the closing of the acquisition of World Heart Corporation following the approval of the transaction today by World Heart stockholders.

Under the terms of the merger agreement, HeartWare acquired all of the outstanding voting securities of World Heart for merger consideration of approximately $8,000,000 in HeartWare common stock, as calculated in accordance with the terms of the merger agreement. Each share of World Heart common stock has been converted into the right to receive 0.003 shares of HeartWare common stock.

“We are pleased with the pace of this transaction and anticipate moving quickly to integrate World Heart,” said Doug Godshall, President and Chief Executive Officer of HeartWare. “Consistent with our goal to be a leader in the VAD market for years to come, we believe that bolstering our patent portfolio and adding World Heart’s technologies broadens our options for the future.”

The boards of directors of both companies previously approved the transaction, which was approved by World Heart’s stockholders at a special stockholders meeting today. HeartWare stockholder approval was not required. Following the transaction and the issuance of approximately 83,000 new shares of HeartWare common stock to World Heart stockholders, HeartWare will have approximately 14,275,000 shares of common stock outstanding.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union and TGA approval in Australia. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant and destination therapy. For additional information, please visit www.heartware.com.

Use of Forward-Looking Statements

Statements contained in this release, including statements regarding the acquisition and integration of World Heart Corporation and statements regarding the benefits of the transaction may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by the use of the words “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans”, “target”, “goal” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on the current expectations, estimates, forecasts and projections of HeartWare and World Heart. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of HeartWare and World Heart generally, including those set forth in the filings of HeartWare and World Heart with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. HeartWare and World Heart undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contacts:

For HeartWare information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

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